Exhibit 99.1

ISTA Pharmaceuticals Announces Adoption of a Replacement Stockholders Rights Plan

IRVINE, Calif., January 17, 2012 (MARKETWIRE via COMTEX) — ISTA Pharmaceuticals, Inc. (Nasdaq: ISTA) today announced that its Board of Directors, in the best interests of the Company and shareholders, has adopted a stockholder rights plan (the “Rights Plan”) under which all stockholders of record as of January 27, 2012 will receive rights to purchase shares of preferred stock (the “Rights”). The Rights Plan replaces the Company’s expiring rights plan, which had been in place since 2001 and expired on January 12, 2012.

The Rights Plan was adopted to ensure the fair and equal treatment of the Company’s stockholders in connection with any initiative to acquire effective control of the Company. It is intended to reduce the likelihood that any person or group would gain control of the Company by open market accumulation or otherwise without paying a control premium for all common stock. Because the Rights may be redeemed by the Board under certain circumstances, they will not prevent the Board of Directors from considering any transaction that is determined by the Board of Directors to be fair, advisable and in the best interests of all of the Company’s stockholders.

About the Plan

The Rights will be distributed as a dividend. Initially, the Rights will attach to, and trade with, the Company’s common stock. Subject to the terms, conditions and limitations of the Rights Plan, the Rights will become exercisable if (among other things) a person or group acquires 20% or more of the Company’s common stock or if a tender offer for at least 20% of the Company’s common stock is announced. Upon such an event and payment of the purchase price, each Right (except those held by the acquiring person or group) will entitle the holder to acquire shares of the Company’s common stock (or the economic equivalent thereof) having a value equal to twice the purchase price. The Company’s Board of Directors may redeem the Rights prior to the time they are triggered.

Until the Rights become exercisable, they will not be evidenced by separate certificates and will trade automatically with the Company’s common stock. This replacement Rights Plan was effective as of January 12, 2012 and will expire on the earlier of January 12, 2015 or December 21, 2012 if the approval of a majority of the shares of common stock voting on the matter at the 2012 annual meeting or a special meeting has not been received prior to such time, or earlier if redeemed or exchanged by the Company pursuant to the terms of the Rights Plan.

Additional details regarding the rights plan, including a copy of the plan, will be outlined in the Company’s filings with the Securities and Exchange Commission. These filings will be available on the SEC’s website at www.sec.gov. The Rights Plan will be outlined in greater detail in a summary that will be mailed to stockholders as of the record date.

ABOUT ISTA PHARMACEUTICALS

ISTA Pharmaceuticals, Inc. is a fast growing and the third largest branded prescription eye care business in the United States with an expanding focus on allergy therapeutics. ISTA currently markets four products, including treatments for ocular inflammation and pain post-cataract surgery, glaucoma and ocular itching associated with allergic conjunctivitis. The company’s development pipeline contains additional candidates in various stages of development to treat dry eye, ocular inflammation and pain, and nasal allergies. Headquartered in Irvine, California, ISTA generated revenues of $156.5 million in 2010. For additional information about ISTA, please visit the corporate website at www.istavision.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. Without limiting the foregoing, but by way of example, statements contained in this press release related to the future use and operation of the Rights Plan are forward-looking statements. Except as required by law, ISTA disclaims any intent or obligation to update any forward-looking statements. These forward-looking statements are based on ISTA’s expectations as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause the Rights Plan to operate differently than described above include, but are not limited to, legal challenges to the implementation or operation of the Rights Plan by stockholders or potential acquirers or changes in laws or regulations applicable to the operations of plans like the Rights Plan, or particular provisions thereof, and such other risks and uncertainties as detailed from time to time in ISTA’s public filings with the U.S. Securities and Exchange Commission, including but not limited to ISTA’s Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Report on Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2011.

CONTACTS

For Media:

Steve Lipin/Jennifer Lowney

Brunswick Group

212-333-3810

For Investor Relations:

Lauren Silvernail

Chief Financial Officer and Vice President, Corporate Development

949-788-5302

lsilvernail@istavision.com

Jeanie Herbert

Director, Investor Relations

949-789-3159

Web Site: http://www.istavision.com